Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-132441) of First Place Financial Corp. on Pre-Effective Amendment No. 2 to Form S-4 of our report dated February 16, 2006 on the consolidated financial statements of The Northern Savings and Loan Company and to the reference to us under the heading “Experts” in the prospectus.

/s/  CROWE CHIZEK AND COMPANY LLC

Crowe Chizek and Company LLC

Cleveland, Ohio

April 25, 2006